(WFS LOGO)                                                          EXHIBIT 20.2

                        WFS FINANCIAL 2003-2 OWNER TRUST

                           Distribution Date Statement
                  for Collection Period ended October 31, 2003
                   for Distribution Date of November 20, 2003





COLLECTIONS

                                                                                              DOLLARS

Payments received                                                                             55,416,779.91
    Plus / (Less) :
                Net Servicer Advances                                                           (100,970.74)
                                                                                              -------------

Total Funds Available for Distribution                                                        55,315,809.17
                                                                                              =============



DISTRIBUTIONS

    Servicing Fee                                                           1,390,711.00
    Trustee and Other Fees                                                      4,327.90
                                                                           -------------

Total Fee Distribution                                                                         1,395,038.90

    Note Interest Distribution Amount - Class A-1         152,844.28
    Note Interest Distribution Amount - Class A-2         320,100.00
    Note Interest Distribution Amount - Class A-3         579,333.33
    Note Interest Distribution Amount - Class A-4         600,491.67
                                                       --------------
                                                        1,652,769.28

    Note Principal Distribution Amount - Class A-1     51,834,063.49
    Note Principal Distribution Amount - Class A-2              0.00
    Note Principal Distribution Amount - Class A-3              0.00
    Note Principal Distribution Amount - Class A-4              0.00
                                                       --------------
                                                       51,834,063.49

Total Class A Interest and Principal Distribution                                             53,486,832.77

    Note Interest Distribution Amount - Class B-1         131,750.00
    Note Principal Distribution Amount - Class B-1              0.00
                                                       --------------

Total Class B Interest and Principal Distribution                                                131,750.00

    Note Interest Distribution Amount - Class C-1         171,562.50
    Note Principal Distribution Amount - Class C-1              0.00
                                                       --------------

Total Class C Interest and Principal Distribution                                                171,562.50

    Note Interest Distribution Amount - Class D-1         130,625.00
    Note Principal Distribution Amount - Class D-1              0.00
                                                       --------------

Total Class D Interest and Principal Distribution                                                130,625.00

    Spread Account Deposit                                                                             0.00
                                                                                              -------------
Total Distributions                                                                           55,315,809.17
                                                                                              =============

                        WFS FINANCIAL 2003-2 OWNER TRUST

                           Distribution Date Statement
                  for Collection Period ended October 31, 2003
                   for Distribution Date of November 20, 2003



PORTFOLIO DATA:
                                                          # of loans
    Beginning Aggregate Principal Balance                  86,256                             1,335,082,806.63

        Less:      Principal Payments                           1        (19,820,667.36)
                   Full Prepayments                        (1,880)       (19,684,056.78)
                   Partial Prepayments                          -                  0.00
                   Liquidations                              (307)        (4,535,599.18)
                                                                         --------------
                                                                                                (44,040,323.32)
                                                                                              -----------------
    Ending Aggregate Principal Balance                     84,070                             1,291,042,483.31
                                                                                              =================

Ending Outstanding Principal Balance of Notes                                                 1,246,536,242.21
Overcollateralization Amount                                                                     44,506,241.10
Overcollateralization Level                                                                               3.45%

OTHER RELATED INFORMATION:

Spread Account:

    Beginning Balance                                                      7,500,000.00
          Deposits                                                                 0.00
          Reductions                                                               0.00
                                                                           ------------
    Ending Balance                                                                                7,500,000.00

    Beginning Initial Deposit                                              7,500,000.00
          Repayments                                                               0.00
                                                                           ------------
    Ending Initial Deposit                                                                        7,500,000.00


Modified Accounts:
    Principal Balance                                                             0.00%                   0.00
    Scheduled Balance                                                             0.00%                   0.00

Servicer Advances:
    Beginning Unreimbursed Advances                                        1,238,110.10
    Net Advances                                                            (100,970.74)
                                                                          -------------
                                                                                                  1,137,139.36

Net Charge-Off Data:
    Charge-Offs                                                            4,520,222.47
    Recoveries                                                              (830,688.63)
                                                                          -------------
    Net Charge-Offs                                                                               3,689,533.84

Delinquencies ( P&I):                                     # of loans
    30-59 Days                                              1,182         13,971,315.80
    60-89 Days                                                305          3,669,908.26
    90-119 Days                                               128          1,662,362.32
    120 days and over                                           2             21,284.63

Repossessions                                                  87            710,237.80

Contracts Repurchased (pursuant to Sect. 3.02,
    4.07, or 9.01 of the Sale and Servicing Agreement)          0                                         0.00

Cumulative Charge-Off Percentage                                                                          0.25%

WAC                                                                                                    11.5234%
WAM                                                                                                      58.873

                        WFS FINANCIAL 2003-2 OWNER TRUST

                           Distribution Date Statement
                  for Collection Period ended October 31, 2003
                   for Distribution Date of November 20, 2003


                               BEGINNING      NOTE MONTHLY                 TOTAL
             ORIGINAL         OUTSTANDING      PRINCIPAL      PRIOR      PRINCIPAL        PRINCIPAL
            PRINCIPAL          PRINCIPAL     DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE     DISTRIBUTION
CLASSES      BALANCE            BALANCE          AMOUNT     CARRYOVER     AMOUNT            AMOUNT
-------      -------            -------          ------     ---------     ------            ------
A-1        335,000,000.00    140,870,305.70  51,834,063.49       0.00  51,834,063.49    51,834,063.49

A-2        291,000,000.00    291,000,000.00           0.00       0.00           0.00             0.00

A-3        395,000,000.00    395,000,000.00           0.00       0.00           0.00             0.00

A-4        299,000,000.00    299,000,000.00           0.00       0.00           0.00             0.00

B-1         63,750,000.00     63,750,000.00           0.00       0.00           0.00             0.00

C-1         67,500,000.00     67,500,000.00           0.00       0.00           0.00             0.00

D-1         41,250,000.00     41,250,000.00           0.00       0.00           0.00             0.00
         ================  ================  =============       ====  =============    =============
 TOTAL   1,492,500,000.00  1,298,370,305.70  51,834,063.49       0.00  51,834,063.49    51,834,063.49
         ================  ================  =============       ====  =============    =============




                               REMAINING           TOTAL
             CURRENT          OUTSTANDING         PRINCIPAL
             PRINCIPAL         PRINCIPAL        AND INTEREST
CLASSES      CARRYOVER          BALANCE         DISTRIBUTION
-------      ---------          -------         ------------
A-1               0.00      89,036,242.21      51,986,907.77

A-2               0.00     291,000,000.00         320,100.00

A-3               0.00     395,000,000.00         579,333.33

A-4               0.00     299,000,000.00         600,491.67

B-1               0.00      63,750,000.00         131,750.00

C-1               0.00      67,500,000.00         171,562.50

D-1               0.00      41,250,000.00         130,625.00
                  ====   ================      =============
 TOTAL            0.00   1,246,536,242.21      53,920,770.27
                  ====   ================      =============





                          NOTE MONTHLY                       TOTAL
                            INTEREST          PRIOR        INTEREST        INTEREST      CURRENT      DEFICIENCY   POLICY
 NOTE         INTEREST   DISTRIBUTABLE      INTEREST    DISTRIBUTABLE   DISTRIBUTION   INTEREST        CLAIM       CLAIM
CLASSES         RATE          AMOUNT        CARRYOVER       AMOUNT          AMOUNT      CARRYOVER       AMOUNT     AMOUNT
-------         ----          ------        ---------       ------          ------      ---------       ------     ------
 A-1          1.26000%      152,844.28           0.00     152,844.28       152,844.28     0.00            0.00      0.00

 A-2          1.32000%      320,100.00           0.00     320,100.00       320,100.00     0.00            0.00      0.00

 A-3          1.76000%      579,333.33           0.00     579,333.33       579,333.33     0.00            0.00      0.00

 A-4          2.41000%      600,491.67           0.00     600,491.67       600,491.67     0.00            0.00      0.00

 B-1          2.48000%      131,750.00           0.00     131,750.00       131,750.00     0.00            0.00      0.00

 C-1          3.05000%      171,562.50           0.00     171,562.50       171,562.50     0.00            0.00      0.00

 D-1          3.80000%      130,625.00           0.00     130,625.00       130,625.00     0.00            0.00      0.00

                          ============           ====   ============     ============     ====            ====       ====
TOTAL                     2,086,706.78           0.00   2,086,706.78     2,086,706.78     0.00            0.00       0.00
                          ============           ====   ============     ============     ====            ====       ====


                        WFS FINANCIAL 2003-2 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended October 31, 2003
                   for Distribution Date of November 20, 2003


      Detailed Reporting

            See Schedule F

      WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of October 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated May 1, 2003.

                                         ---------------------------------------
                                         Lori Bice
                                         Assistant Vice President
                                         Director Technical Accounting

                                         ---------------------------------------
                                         Susan Tyner
                                         Vice President
                                         Assistant Controller